UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2021
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Brigham Minerals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 W. Courtyard Drive,	Suite 200
Austin,	TX	78730
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:	(512)	220-6350
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On February 24, 2021, Brigham Minerals, Inc. issued a press release announcing its operating and financial results for the quarter and year ended December 31, 2020. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.
The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 19, 2021, upon the recommendation of the Nominating and Governance Committee of the Company, the Board of Directors of the Company appointed Jon-Al Duplantier as a director. Mr. Duplantier will serve as a Class II director of the Company until the expiration of his term on the date of the Company’s annual meeting of stockholders in 2021, or until his successor is duly elected and qualified. Mr. Duplantier is not currently named to any committees of the Board of Directors.
Mr. Duplantier, age 54, has spent 25 years in the energy industry. He is currently a director at both AltaGas Ltd. (TSX:ALA) and Allegiance Bancshares, Inc. (NASDAQ:ABTX) and also serves on the Allegiance Bancshares Audit Committee. Previously he served in a number of roles at Parker Drilling Company, most recently as President, Rental Tools and Well Services from April 2018 until July 2020. Prior thereto, Mr. Duplantier held a series of executive positions at Parker Drilling, including Senior Vice President, Chief Administrative Officer and General Counsel from April 2014 to March 2018; Senior Vice President and General Counsel from 2012 to 2014; and Vice President, General Counsel and Corporate Secretary from 2009 to 2012. Prior to joining Parker Drilling, he held a number of roles at ConocoPhillips (and its predecessor) including Senior Counsel, Exploration and Production, Managing Counsel, Indonesia and Managing Counsel, Environmental. Mr. Duplantier received his juris doctor degree from Louisiana State University and a Bachelor of Science from Grambling State University.

There are no arrangements or understandings between Mr. Duplantier and any other person pursuant to which he was elected director. The Company is not aware of any transaction in which Mr. Duplantier has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Duplantier will be compensated for his services on the Board of Directors under the Company’s standard arrangement for non-employee directors, which consists of an annual cash retainer of $65,000 for each non-employee director and an annual equity-based award granted to each non-employee director under the 2019 Long Term Incentive Plan with an aggregate fair market value of approximately $140,000 on the date of grant.

On February 22, 2021, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Duplantier pursuant to which the Company agreed to indemnify him against certain liabilities that may arise by reason of his status as director and to advance him expenses incurred as a result of any proceedings against him as to which he could be indemnified. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, a copy of the form of which is filed as Exhibit 10.1 hereto.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Indemnification Agreement
99.1	Press release issued by Brigham Minerals, Inc., dated February 24, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHAM MINERALS, INC.
Date:	February 24, 2021
		By:	/s/ Blake C. Williams
		Name:	Blake C. Williams
		Title:	Chief Financial Officer